                                                                     Exhibt 4-b


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW
          YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE,
          OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO. R-1                                                             $100,000,000

                                FMC CORPORATION

                        7 3/4% SENIOR DEBENTURE DUE 2011
                               CUSIP:  302491AL9

          FMC Corporation, a Delaware corporation (herein called the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the principal sum of $100,000,000 on July 1, 2011, and to pay interest, semiannually on January 1 and July 1 of each year, commencing January 1, 1997, on said principal sum, at the rate per annum specified in the title of this Senior Debenture, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months from July 1, 1996 until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Issuer in Chicago, Illinois, which, subject to the right of the Issuer to vary or terminate the appointment of such agency, shall initially be at the principal office of Harris Trust and Savings Bank. If the Issuer shall default in the payment of interest due on January 1 or July 1, then this Senior Debenture shall bear interest from the next preceding January 1 or July 1, to which interest has been paid or, if no interest has been paid on this Senior Debenture, from July 1, 1996. The interest so payable on any January 1 or July 1, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Senior Debenture is registered at the close of business on the December 15 or June 15, as the case may be, next preceding such January 1 or July 1.

          Reference is made to the further provisions of this Senior Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Senior Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, FMC CORPORATION has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

                                       FMC CORPORATION


                                       By:_____________________________



                                       By:_____________________________



[CORPORATE SEAL]



                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

Dated:                                 HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee


                                       By:_____________________________
                                            Authorized Signatory

                          REVERSE OF SENIOR DEBENTURE


                                FMC CORPORATION

                        7 3/4% SENIOR DEBENTURE DUE 2011

          This Senior Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the Series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of July 1, 1996 (herein called the "Indenture"), duly executed and delivered by the Issuer to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may bear interest at different rates, which may be fixed or variable, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Senior Debenture is one of a Series designated as the 7 3/4% Senior Debentures Due 2011 of the Issuer, limited in aggregate principal amount to $100,000,000.

          The Senior Debentures are represented by a Global Debenture deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of a nominee of DTC. Except as set forth herein, the Senior Debentures shall be available for purchase in book-entry form only. So long as DTC or its nominee is the registered owner of the Global Debenture, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Senior Debentures represented by the Global Debenture for all purposes under the Indenture. Unless and until certificated Senior Debentures are issued in exchange for the Global Debenture, no beneficial owner of a Senior Debenture shall be entitled to receive a definitive certificate representing a Senior Debenture. Upon such exchange, Senior Debentures in definitive form shall be issued in registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

          If at any time DTC notifies the Issuer that it is unwilling or unable to continue as depository for the Senior Debentures or if at any time DTC shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depository is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and the Trustee will authenticate and deliver, Senior Debentures in definitive registered form in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for the Global Debenture. In addition, the Issuer may at any time determine that some or all of the Senior Debentures shall no longer be represented by a Global Debenture. In such event, the Issuer will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer, will authenticate and deliver Senior Debentures in definitive form, in authorized denominations, (i) to the Person specified by DTC equal to and in exchange for such Person's beneficial interest in the Global Debenture and (ii) to DTC a new Global Debenture in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Debenture and the aggregate principal amount of definitive Senior Debentures delivered to Holders thereof, or interests in applicable portions thereof. Upon the exchange of the Global Debenture for all Senior Debentures in definitive form, in authorized denominations, the surrendered Global Debenture shall be cancelled by the Trustee. Senior Debentures in definitive registered form issued in exchange for the Global Debenture or portion thereof shall be issued in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Senior Debentures to the Persons in whose name such Senior Debentures are so registered.

          In case an Event of Default with respect to the 7 3/4% Senior Debentures Due 2011 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all Series to be affected (treated as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such Series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any Series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any Series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such Series may on behalf of the Holders of all the Securities of such Series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Senior Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Senior Debenture and any Senior Debenture which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Senior Debenture or such other Senior Debenture.

          No reference herein to the Indenture, and no provision of this Senior Debenture or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Senior Debenture in the manner, at the respective times, at the rate, and in the coin or currency herein prescribed.

          As provided in the Indenture, and subject to certain limitations set forth therein, Senior Debentures in registered form are exchangeable for one or more new Debentures of this Series and of like tenor, for the same aggregate principal amount and of authorized denominations, as requested by the Holder surrendering the same at the agency of the Issuer in Chicago, Illinois. No service charge shall be made for any such exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Senior Debentures will be redeemable in whole or in part, at the option of the Issuer at any time, at a redemption price equal to the greater of
(i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus in each case accrued interest to the date of redemption (the "Redemption Date").

          "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined herein) as having a maturity comparable to the remaining term of the Senior Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Debentures. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

          "Comparable Treasury Price" means with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and two other Primary Treasury Dealers (as defined herein) selected by the Issuer, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

          Holders of Senior Debentures to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

          Upon due presentment for registration of transfer of this Senior Debenture at the office or agency of the Issuer in Chicago, Illinois, a new Senior Debenture or Senior Debenture of this Series of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Senior Debenture (whether or not this Senior Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in this Senior Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          The Indenture with respect to any Series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such Series or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

          The Indenture and this Senior Debenture shall be deemed to be contracts made under the internal laws of the State of Illinois (without regard to conflicts of laws provisions hereof), and for all purposes shall be governed by and construed in accordance with the laws of such State.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

               _________________________________________________

                  FOR VALUE RECEIVED, the undersigned hereby
                       sells, assigns and transfers unto

Please Insert Social Security or
Other Identifying Number of Assignee


______________________________________________________________________
           [Please Print or Typewrite Name and Address of Assignee]

______________________________________________________________________
the within Senior Debenture and hereby does irrevocably constitute and appoint _______________________________________________ Attorney to transfer said Senior
Debenture on the books of the within-mentioned Issuer, with full power of substitution in premises.


Dated:_______________________    _______________________________*


                                 ________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Senior Debenture in every particular, without alteration or enlargement or any change whatever.

____________________________________
          * Your signature must be guaranteed by a commercial bank or trust company or by a member or members' organization of the New York Stock Exchange or American Stock Exchange.